Exhibit 99.1

Callaway and Topgolf to Combine, Creating a Global Golf and Entertainment Leader

Highly Complementary Businesses with Reach Across the Entire $80 Billion Global Golf Industry1

Compelling Family of Brands Well Positioned to Capitalize on Outdoor Consumer Trends

Combined Businesses Create Clear Line of Sight to More Than $1 Billion of Adjusted EBITDAS

Callaway Announces Record Preliminary Results for the Third Quarter 2020

CARLSBAD, CA and DALLAS, TX — October 27, 2020 — Callaway (NYSE:ELY) and Topgolf Entertainment Group (“Topgolf”) today announced that the companies have entered into a definitive merger agreement. Under the terms of the agreement, Callaway and Topgolf will combine in an all-stock transaction creating a global golf and entertainment leader. The number of shares to be issued is based upon an implied equity value of Topgolf of approximately $2 billion, including the 14% already owned by Callaway.

Topgolf is the leading tech-enabled golf entertainment business, with an innovative platform that comprises its groundbreaking open-air venues, revolutionary Toptracer technology and innovative media platform with a differentiated position in eSports. Topgolf generated approximately $1.1 billion in revenue in 2019 and has grown at a 30% compound annual rate since 2017. Callaway is a leader in the global golf equipment market with a scale position in active-lifestyle soft goods and a proven ability to deliver strong returns, including company growth that has exceeded golf market growth for seven consecutive years.

The companies together will be able to accelerate growth, including through:

•

Fully Funded High Growth Opportunities: Topgolf is a high-growth platform with attractive unit economics across its businesses that will benefit from Callaway’s strong financial position that can fully fund Topgolf’s growth plans at an attractive cost of capital.

•

A Highly Complementary Fit: The two companies share a focus on golf and active-lifestyle consumers. With Topgolf’s 90 million consumer touch points a year, the combined company will benefit from a compelling family of brands with reach across multiple channels including retail, venues, e-commerce and digital communities. Topgolf is introducing new players to the game of golf, a powerful trend that benefits Callaway’s golf equipment and soft goods businesses.

•

Enhanced Resources to Accelerate Growth: The combined company’s industry-leading sales, marketing and partnership infrastructure will drive traffic, increase same venue sales and accelerate conversion of new business opportunities. Together, Callaway and Topgolf’s significantly expanded consumer reach will drive increased promotion, exposure and sales of equipment and apparel to golfers and non-golfers alike.

[1]	Golf Datatech industry report published September 21, 2020

•

Innovation to Drive Long-term Potential: A shared innovative culture creates exciting long-term opportunities including the potential to distribute content across connected screens for instruction, fitness and lifestyle.

“Together, Callaway and Topgolf create an unrivaled golf and entertainment business,” said Chip Brewer, President and Chief Executive Officer of Callaway. “This combination unites proven leaders with a shared passion for delivering exceptional golf experiences for all – from elite touring professionals to new and aspiring entrants to the game. We’ve long seen the value in Topgolf and we are confident that together, we can create a larger, higher growth, technology-enabled global golf and entertainment leader. Callaway’s strong financial profile will enable the combined company to accelerate innovation, develop exciting new products and experiences, and create compelling value for shareholders, while providing the dedicated teams of both companies more opportunities to showcase their talents and complementary capabilities.”

“We are excited to join the Callaway family and strengthen the experiences we create at the intersection of sports and tech-driven entertainment,” said Dolf Berle, Chief Executive Officer of Topgolf. “Fueled by a tremendous team of associates and a diverse offering across our venues, Toptracer, and media platform, Topgolf is truly changing the landscape of the industry by making golf more inclusive and accessible to people of all ages, demographics and skill levels. As part of Callaway, we plan to grow our leadership position by leveraging Callaway’s brand reputation, industry relationships and financial strength to connect more communities around the world to the Topgolf experience.”

Callaway first invested in Topgolf in 2006, and the companies have maintained a strong partnership since, including an exclusive golf partnership agreement at all Topgolf venues. Topgolf has achieved rapid growth and strong customer engagement since its founding in 2000, driven by several platforms, including:

•

Venues – The company’s signature platform defined by its immersive gameplay, proprietary technology and local, high-quality food and beverage offers a unique social destination for all. With its open-air, climate-controlled bays, Topgolf venues are structurally advantaged to benefit from consumer preferences for outdoor activities. Topgolf has 63 locations around the globe – including a robust pipeline of new openings – serving more than 23 million guests in 2019 with more than 50% of consumers identifying as non-golfers.

•

Toptracer – A leading ball-tracing technology best known for transforming televised golf is now being brought directly to everyday golf. By bringing professional tracing technology to mobile devices and driving ranges, Topgolf is enhancing the golf experience. The technology has been deployed to more than 7,500 range bays in three years (representing approximately one percent penetration of the total addressable market). This business unit has achieved revenue growth of 233% in the past three years.

•

Media – With World Golf Tour, a leading mobile golf game with 28 million members as of 2019, Topgolf has built a strong digital presence in the game of golf. The company’s proprietary, in-house gaming capabilities also create innovative sponsorship and consumer engagement opportunities throughout Topgolf’s community of players competing across the company’s interconnected digital and in-person platforms.

“Since its inception, Topgolf has created an innovative, tech-inspired twist on the golf driving range experience, turning it into a global entertainment and sports movement. Our track record of creativity and diversity of offerings will only grow stronger as part of Callaway, a global leader in the industry,” said Erik Anderson, executive chairman of Topgolf. “All of us are looking forward to building new experiences, reaching new audiences and solidifying our digital infrastructure as we connect communities around the globe.”

In addition to Callaway, the current Topgolf ownership includes Providence Equity Partners, WestRiver Group and Dundon Capital Partners, which added: “This is a natural combination that brings together two complementary businesses at the center of one of the most dynamic sports and entertainment experiences available today. We are excited to support their continued growth as a united company.”

Financial Benefits and Transaction Structure

Callaway and Topgolf both delivered strong financial results immediately before the COVID pandemic and have since recovered ahead of expectations. Both companies are well positioned to take advantage of both short- and long-term changes in consumer behavior as a result of the pandemic. This includes favorable trends in rounds played and growth in beginning and returning golfers as well as broader consumer preferences for outdoor activities.2,3 The combined company will have a highly diversified revenue mix, including Golf Equipment, 30%; Topgolf, 46%; and Softgoods, 24%4.

The combined company will also benefit from a strong financial profile, including:

•

Pro forma revenue of approximately $2.8 billion based on fiscal year 2019 results that is expected to grow to approximately $3.2 billion by 2022 and at approximately 10% per year in the years following

•	Pro forma adjusted EBITDAS of $270 million based on fiscal year 2019 results that is expected to grow to approximately $360 million by 2022 and at mid-to-high teens per year in the years following

•	Funded leverage[5] of approximately 3.6x in 2022, with opportunities to de-lever from there

Topgolf is in the early stages of its growth with more than ten years of planned unit growth opportunity in its U.S. venues business and just 2% addressable market penetration in international venues and 1% in the Toptracer Range business. The company has a proven ability to innovate to expand its addressable market and capture the potential of games and content on its interconnected platform.

Callaway’s continued strong cash generation and ample liquidity, including more than $630 million of cash and available credit facilities as of Q3 2020, position the company to fund Topgolf’s continued growth with significant ability to pay down debt at the same time.

Under the terms of the merger agreement, Callaway will issue approximately 90 million shares of its common stock to the shareholders of Topgolf, excluding Callaway, which currently holds approximately 14% of Topgolf’s outstanding shares. Upon completion of the merger, Callaway shareholders will own approximately 51.5% and Topgolf shareholders (excluding Callaway) will own

[2]	National Golf Foundation, August Rounds Play, Published September 2020
[3]	Morning Consult Polling, Published July 21, 2020
[4]	Based on 2022 projections
[5]	Excludes Deemed Landlord Financing

approximately 48.5% of the combined company on a fully diluted basis.

The number of shares issued is based upon an implied equity value of Topgolf of $1.986 billion6 (including Callaway’s ownership position). The number of shares issued is also based upon a fixed price of Callaway common stock of $19.40 per share. Callaway will assume Topgolf’s net debt, which is estimated to be $555 million at closing7, resulting in an estimated enterprise value for Topgolf of approximately $2.5 billion.

Governance and Leadership

Upon closing, the combined company’s Board of Directors will consist of 13 directors, including three directors appointed by Topgolf shareholders. Chip Brewer will continue to lead the combined company as President and Chief Executive Officer. Dolf Berle will continue to lead the Topgolf business through a transition period following the close of the transaction, at which time he intends to step down to pursue other leadership opportunities. John Lundgren will continue as Chairman of the Board of the combined company, while Erik Anderson will serve as Vice Chairman.

Topgolf will continue to operate from its headquarters in Dallas, Texas.

Timing and Approvals

The transaction is subject to the approval of the shareholders of both Callaway and Topgolf, as well as other customary closing conditions, including required regulatory approval. The parties expect to complete the transaction in early 2021, subject to satisfaction of these conditions.

Callaway Preliminary Q3 Results and Business Update

Chip Brewer added: “The world is rediscovering golf in a way that has led to a record quarter for our company. Both our golf equipment and soft goods businesses are recovering more quickly than we expected, and our third quarter projections reflect this momentum. Our recent investments into our e-commerce capabilities have proven particularly valuable, showing strong growth across all of our business segments this year including 108% growth in e-commerce for our soft goods segment in Q3.”

Based on currently available information, the Company estimates the following results for the quarter ended September 30, 2020:

($ in millions, except EPS)	2020 Q3 Estimate	Year over Year
Net Sales	$476M million	+12%
Non-GAAP Earnings Per Share	$0.60	+67%
Adjusted EBITDAS*	$87 million	+53%

*	Earnings before Interest, Taxes, Depreciation and Amortization Expense, and Stock Compensation Expense

[6]	Implied equity value of $1.739 billion when accounting for the various preferential rights of Topgolf shareholders and excluding assumed stock options and Callaway’s ownership position
[7]	Topgolf Net Debt includes $152 million of Deemed Landlord Financing and $152 million of Cash

Advisors

Goldman Sachs & Co. LLC served as the financial advisor to Callaway and Latham & Watkins LLP served as legal counsel. Morgan Stanley & Co. LLC and J.P. Morgan served as financial advisors and Weil, Gotshal & Manges LLP served as legal counsel to Topgolf.

Conference Call Details

Callaway will host a conference call today, October 27th, at 5:30 p.m. Eastern time to discuss this transaction. If you would like to participate in the call, please dial 1-877-879-1183 or 1-412-902-6703, if calling internationally, approximately 15 minutes prior to the start of the call (access code: 5543896).

A live webcast of the conference call and downloadable slides will be available online at: https://ir.callawaygolf.com. A replay will be made available online approximately three hours following the live call and will remain available through October 27, 2021. The replay may be accessed through the Internet at this link.

Preliminary Financial Estimates

The preliminary estimates presented above are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the three months ended September 30, 2020, and its actual results could vary materially from these preliminary estimates. In addition, the Company’s independent registered public accounting firm has not audited this information or completed its quarterly review procedures for the quarter ended September 30, 2020 and does not express an opinion or any other form of assurance with respect to these preliminary estimates or their achievability. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended September 30, 2020, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on such preliminary estimates.

Non-GAAP Information

The GAAP results contained in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

EBITDAS. The Company provides information about its results excluding interest, taxes, depreciation and amortization expense, and non-cash stock compensation expense. Additionally, EBITDAS excludes these same line items from forecasted net income. A long-term forecast of each of these line items is not available without unreasonable efforts due to the variability of these items and the inability to predict them with certainty. Accordingly, we have not provided a further reconciliation of EBITDAS to GAAP net income.

In addition, the Company has included in the schedules to this release a reconciliation of non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company’s business with regard to these items. The Company has provided reconciling information in the attached schedules.

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About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

About Topgolf Entertainment Group

Topgolf Entertainment Group is a technology-enabled global sports and entertainment community that connects people in meaningful ways through the experiences we create, the innovation we champion and the good we do. What started as a simple idea to enhance the game of golf has grown into a movement where people from all walks of life connect at the intersection of technology and sports entertainment. Topgolf Entertainment Group’s platforms include Topgolf venues, Topgolf International, Toptracer, Topgolf Media and Topgolf Swing Suite. Follow @topgolf on Instagram, Facebook, Twitter and LinkedIn, or visit the Topgolf Press page for the latest news.

Contacts

For Callaway:

Brian Lynch

Patrick Burke

(760) 931-1771

invrelations@callawaygolf.com

For Topgolf:

Kara Barry

press@topgolf.com

Additional Information and Where You Can Find It

Callaway Golf Company will file with the SEC a registration statement on Form S-4, which will include the proxy statement of Callaway Golf Company that also constitutes a prospectus of Callaway Golf Company and a consent solicitation statement of Topgolf International, Inc. (the “proxy statement/prospectus/consent solicitation”). INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS/ CONSENT SOLICITATION, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALLAWAY GOLF COMPANY, TOPGOLF INTERNATIONAL, INC., THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC on Callaway’s website at https://www.callawaygolf.com (for documents filed with the SEC by Callaway).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Callaway, Topgolf, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Callaway in connection with the proposed transaction. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Callaway and Topgolf, respectively, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus/consent solicitation when it is filed with the SEC. Information regarding Callaway’s directors and executive officers is contained in Callaway’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Revised Definitive Proxy Statement on Schedule 14A, dated March 27, 2020, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving

Callaway and Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Callaway, Topgolf or the combined company, the strategies, prospects, plans, expectations or objectives of management of Callaway or Topgolf for future operations of the combined company, any statements regarding the approval and closing of the merger, including the need for stockholder approval and the satisfaction of closing conditions, and statements of belief and any statement of assumptions underlying any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our pending merger with Topgolf, including the failure to obtain, or delays in obtaining, required regulatory approval, the risk that such approval may result in the imposition of conditions that could adversely affect Callaway or the expected benefits of the proposed transaction, any termination fee that may be payable by Callaway pursuant to the terms of the merger agreement, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Callaway’s and/or Topgolf’s employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to Callaway and/or Topgolf; inability to retain key personnel; changes in legislation or government regulations affecting Callaway and/or Topgolf; uncertainty of the duration, scope and impact of COVID-19; a further spread or worsening of COVID-19; any further regulatory actions taken in response to COVID-19, including the future shutdown of or restrictions on Callaway’s or Topgolf’s retail locations, venues, distribution centers, manufacturing plants or other facilities; the effectiveness of Callaway’s or Topgolf’s protective gear, social distancing guidelines, and other preventive or safety measures; disruptions to business operations of Callaway and Topgolf as a result of COVID-19, including disruptions to business operations from travel restrictions, government-mandated or voluntary shut-down orders or quarantines, or voluntary “social distancing” that affects employees, customers and suppliers; continued growth, momentum and opportunities in the golf industry; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; and economic, financial, social or political conditions that could adversely affect Callaway, Topgolf or the proposed transaction.

The foregoing list is not exhaustive. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and Callaway’s business, see Callaway’s Annual Report on Form 10-K for the year ended December 31, 2019 as well as other risks and uncertainties detailed from time to time in Callaway’s reports on Forms 10-Q and 8-K subsequently filed with the SEC, including the proxy statement/prospectus/consent solicitation that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CALLAWAY GOLF COMPANY

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In millions)

	Three Months Ended September 30,
	2020					2019
	GAAP	Non-Cash Intangible Amortization(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non-Recurring Charges(3)	Non-GAAP	GAAP	Non-Cash Intangible Amortization(1)	Acquisition & Other Non-Recurring Expenses(4)	Non-GAAP
Diluted earnings (loss) per share:	$0.54	$(0.01)	$(0.02)	$(0.03)	$0.60	$0.32	$(0.01)	$(0.03)	$0.36

(1)	Represents amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin.
(2)	Represents the non-cash amortization of the debt discount on the convertible notes issued in May 2020.
(3)

Represents non-recurring costs associated with the Company’s transition to its new North America Distribution Center, implementation of new IT systems for Jack Wolfskin, and $0.7 million of severance related to the Company’s cost reduction initiatives.

(4)	Represents certain non-recurring costs, including costs associated with the acquisition of Jack Wolfskin.

CALLAWAY GOLF COMPANY

Non-GAAP Reconciliation and Supplemental Financial Information

(Unaudited)

(In millions)

	Adjusted EBITDAS
	Quarter Ended
	September 30,	September 30,
	2020	2019
Net income	$52	$31
Interest expense, net	13	10
Income tax provision	5	2
Depreciation and amortization expense	10	8
Non-cash stock compensation expense	3	3

EBITDAS	$84	$54
Non-recurring and non-cash charges, before taxes(1)	3	3

Adjusted EBITDAS	$87	$57

(1)

In 2020, amounts represent certain non-recurring costs, including costs associated with the Company’s transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, as well as $0.7 million of severance related to the Company’s cost reduction initiatives. In 2019, amounts represent certain non-recurring transition costs associated with the acquisition of Jack Wolfskin, including consulting costs, audit fees and travel expenses, in addition to other non-recurring advisory fees.

Combined Company

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In Millions)

	Twelve months ended December 31, 2019			Twelve months ended December 31, 2022
	Callaway Golf	Topgolf	Combined	Combined
Revenue	$1,701.1	$1,059.9	$2,761.0	$3,202.6
Gross Margin	766.8	916.0	1,682.8	2,094.9
% of Sales	45.1%	86.4%	60.9%	65.4%
Opex	634.1	990.2	1,624.3	1,948.8
% of Sales	37.3%	93.4%	58.8%	60.9%
Other Income (expense)	(36.9)	(40.9)	(77.8)	(127.3)
Income Tax Provision (benefit)	16.5	(0.2)	16.3	26.0

Net Income (Loss)	$79.4	$(114.9)	$(35.5)	$(7.2)

Interest Expense, net	38.5	40.9	79.4	127.3
Income Tax Expense (benefit)	16.5	(0.2)	16.3	26.0
Depreciation and Amortization	35.0	98.0	133.0	180.3
Non-cash Stock Comp	12.9	7.1	20.0	22.9
Non-cash Rent	0.4	16.9	17.2	10.7
Non-recurring costs and non-cash charges, before taxes (1)	28.0	11.3	39.4	0.0

Adjusted EBITDAS	$210.7	$59.2	$269.9	$360.0

(1)

Callaway Golf charges include: Non-recurring transaction and transition costs associated with the acquisition of Jack Wolfskin, including banker’s fees, legal fees, consulting and travel expenses, audit fees and valuations services, as well as non-cash charges related to the valuation of acquired inventory, in addition to other non-recurring advisory fees. Topgolf charges include: Venue closure costs, a regulatory settlement reserve, the remeasurement of a contingent earnout obligation, and the remeasurement of a stock-warrant liability.

Note: The Company is providing information about its long-term forecasted results subsequent to December 31, 2022, excluding interest, taxes, depreciation and amortization expense, and non-cash stock compensation expense. A long-term forecast of each of these line items is not available without unreasonable efforts due to the variability of these items and the inability to predict them with certainty. Accordingly, we have not provided a further reconciliation for long-term forecasted Adjusted EBITDAS to GAAP net income.